Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Record Second Quarter Fiscal 2016 Revenues Up 13.7% to
$206.1 Million

Tarrytown, NY-(Business Wire)-November 5, 2015--Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the second quarter and first six months of fiscal year 2016, which ended September 30, 2015, and updated the outlook previously provided.

Financial highlights for the second quarter and first six months of fiscal year 2016 include:

•	Second quarter revenues increased 13.7% over the prior year period to a record $206.1 million, including the impact of foreign currency fluctuations;

•	Free cash flow of $46.2 million for the quarter increased 26.4% above prior year period;

•	Adjusted EBITDA for the quarter was $75.6 million, an increase of 19.6% over the prior year period;

•	Earnings per share for the quarter were $0.60, 20.0% above prior year period.

•	Fiscal first half year revenues were $398.2 million, up 21.8% over the prior year period including the impact of foreign currency fluctuations and in line with outlook previously provided.

Second Quarter and First Half of Fiscal 2016 Ended September 30, 2015

Reported revenues for the second quarter of fiscal 2016 were $206.1 million, an increase of 13.7% over the prior year comparable quarter’s revenues of $181.3 million. Reported revenues for the six month period ended September 30, 2015 totaled $398.2 million, an increase of 21.8% over the prior year comparable six month period’s revenues of $327.0 million. Foreign currency fluctuations negatively impacted reported revenues for both the fiscal second quarter and six month periods by $5.3 million and $8.0 million, respectively.

The results of both the fiscal second quarter and six month periods reflect continued strong consumption levels across the Company’s core over-the-counter (OTC) healthcare brands, continued growth in the international business, as well as contributions from the acquisitions of Insight Pharmaceuticals (Insight) and Hydralyte.

Net income for the second quarter of fiscal 2016 totaled $31.8 million, an increase of (i) 20.6% over the prior year comparable quarter’s adjusted net income of $26.4 million and (ii) an increase of 93.2% over the prior year comparable quarter’s reported net income of $16.5 million. Earnings per share for the second quarter of fiscal 2016 were $0.60, an increase of (i) 20.0% over the prior year’s adjusted earnings per share of $0.50 which, excluded acquisition and transition items related to Insight and Hydralyte, and (ii) 93.5% over the prior year’s reported earnings per share of $0.31. Net income and earnings per share for the second quarter of fiscal 2016 did not include any adjustments.

Reported net income for the first six months of fiscal 2016 totaled $58.0 million compared with the prior year comparable period of $33.2 million. Reported earnings per share for the first six month period of fiscal 2016 were $1.09, 73.0% higher than the prior year comparable period’s reported earnings per share of $0.63 per share. Adjusted net income for the first six months of fiscal 2016 increased 23.7% to $59.2 million compared to $47.9 million in the prior year comparable six month period, and excluded items related to the CEO’s retirement, loss on extinguishment of debt and other costs associated with acquisitions. Adjusted earnings per share for the first six month period of fiscal 2016 increased 23.1% to $1.12 from $0.91 in the prior year comparable period and excluded the items described above.

Free Cash Flow, Adjusted EBITDA & Balance Sheet

The Company's free cash flow for the second quarter ended September 30, 2015 was $46.2 million compared to the prior year comparable quarter’s (i) adjusted free cash flow of $36.5 million, an increase of 26.4%, and (ii) free cash flow of $26.5 million, an increase of 74.2%. For the fiscal year to date, free cash flow totaled $88.9 million. Adjusted EBITDA for the second quarter of fiscal 2016 was $75.6 million, an increase of 19.6% over the prior year comparable quarter’s adjusted EBITDA of $63.2 million. For the fiscal year to date, adjusted EBITDA totaled $145.2 million, an increase of 27.1% over the prior year comparable period’s results of $114.3 million.

The Company's net debt at September 30, 2015 was approximately $1.48 billion, reflecting net debt repayments of approximately $45.0 million during the second quarter of fiscal 2016. At September 30, 2015, the Company’s covenant-defined leverage ratio was approximately 5.0.

Segment Review

Reported revenues for the North American OTC Healthcare segment were $163.9 million for the second quarter of fiscal 2016, 19.0% higher than the prior year comparable quarter's revenues of $137.8 million. For the first six months of the current fiscal year, reported revenues for the North American OTC Healthcare segment were $319.6 million, an increase of 28.8% over the prior year comparable period’s revenues of $248.2 million.

Reported revenues for the International OTC Healthcare segment for the second quarter of fiscal 2016 were $17.4 million, 1.5% higher than the prior year comparable period’s results of $17.2 million. For the first six months of the current fiscal year, reported revenues for the International OTC Healthcare segment were $31.6 million, an increase of 2.4% over the prior year comparable period’s revenues of $30.9 million. These results include the impact of foreign currency fluctuations.

Revenues for the Household Cleaning segment were $24.7 million for the second quarter of fiscal 2016, a decrease of 6.2% over the prior year comparable quarter's revenues of $26.3 million. The decrease in revenues is due largely to differences in the timing of promotional programs and new product introductions in the prior year comparable period. For the first six months of the current fiscal year, reported revenues for the Household Cleaning segment were $47.0 million, a decrease of 1.9% over the prior year comparable six month period’s revenues of $47.9 million.

Commentary & Outlook

“We are very pleased with the overall strong performance of both the second quarter and the fiscal year-to-date results, highlighted by record revenues and earnings which were in line with the outlook we provided for both periods,” said Ron Lombardi, President and CEO. “In fact, our second quarter revenues of $206.1 million set the record for our highest revenue-generating quarter in the Company’s history.”

“With core OTC and international growth of 3.0% for the second quarter and 4.8% for the first half of the year, continued favorable consumption trends, and strong marketing and sales initiatives, we believe we are very well-positioned for the balance of the fiscal year,” he said.

“For the full fiscal year ending March 31, 2016, we are updating our outlook for revenues to recognize the slightly higher than anticipated impact of foreign currency fluctuations on our topline. For the second half of the fiscal year, we now expect revenue growth between 0.5% and 1.5% and full year revenue growth of +10% to +11%,” Mr. Lombardi said. “Even though the foreign currency impact is slightly higher than previously expected, we are reaffirming our cash flow and earnings per share outlook. We now anticipate fiscal 2016 adjusted earnings per share growth to be at the high end of our previously provided $2.05 to $2.10 range. At this time, we do not expect foreign currency fluctuations to affect the Company’s earnings per share or free cash flow for the balance of the fiscal year.”

Mr. Lombardi continued, “The Company’s industry-leading free cash flow was a record $89 million for the first six months of the fiscal year, more than half way toward the full fiscal year outlook. We are reconfirming the free cash flow outlook previously provided of $175 million or more. These record levels of free cash flow enable the Company to continue to rapidly de-lever, build M&A capacity, increase marketing spend and invest in innovation and brand building as we position our company for long-term success,” he said.

Q2 Conference Call & Accompanying Slide Presentation

The Company will host a conference call to review its second quarter results on November 5, 2015 at 8:30 am EDT. The toll-free dial-in numbers are 877-784-9650 within North America and 530-379-4717 outside of North America. The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America.

Non-GAAP Financial Information

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter healthcare and household cleaning products throughout the U.S., Canada, and Australia and in certain other international markets. Core brands include Monistat® women’s health products, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, Little Remedies® pediatric products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or “continue" (or the negative or other derivatives of each of these terms) or similar terminology. "Forward-looking statements" in this release include, without limitation, statements regarding the Company's expectations regarding future operating results including revenues, adjusted earnings per share and free cash flow, the impact of foreign currency fluctuations, the strength of consumption of the Company's products, the growth of the Company's international business and the Company's expectations of rapid de-levering, building M&A capacity, increasing marketing spend, and investing in innovation and brand building. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, the severity of the cold and flu season, general economic and business conditions, regulatory matters governing our industry, fluctuating foreign exchange rates, consumer trends, competition in our industry, the ability of our third party manufacturers and suppliers to meet demand for our products in a cost effective manner, and introductions of new products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2015, Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and other periodic reports filed with the Securities and Exchange Commission.

Investor & Company Contact: Dean Siegal
914-524-6819
dsiegal@prestigebrands.com
Or
John Mills, ICR
646-277-1254
John.mills@icrinc.com

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2015	2014	2015	2014
Revenues
Net sales	$205,262	$180,005	$396,549	$324,546
Other revenues	803	1,264	1,648	2,425
Total revenues	206,065	181,269	398,197	326,971

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	86,125	78,727	166,021	142,563
Gross profit	119,940	102,542	232,176	184,408

Operating Expenses
Advertising and promotion	27,893	25,044	54,315	44,140
General and administrative	16,462	27,128	34,051	44,134
Depreciation and amortization	5,687	3,852	11,407	6,813
Total operating expenses	50,042	56,024	99,773	95,087
Operating income	69,898	46,518	132,403	89,321

Other (income) expense
Interest income	(33)	(15)	(60)	(47)
Interest expense	20,700	18,208	42,611	32,893
Loss on extinguishment of debt	—	—	451	—
Total other expense	20,667	18,193	43,002	32,846
Income before income taxes	49,231	28,325	89,401	56,475
Provision for income taxes	17,428	11,862	31,425	23,280
Net income	$31,803	$16,463	$57,976	$33,195

Earnings per share:
Basic	$0.60	$0.32	$1.10	$0.64
Diluted	$0.60	$0.31	$1.09	$0.63

Weighted average shares outstanding:
Basic	52,803	52,088	52,676	52,023
Diluted	53,151	52,594	53,055	52,564

Comprehensive income, net of tax:
Currency translation adjustments	(11,079)	(10,830)	(11,484)	(8,104)
Total other comprehensive loss	(11,079)	(10,830)	(11,484)	(8,104)
Comprehensive income	$20,724	$5,633	$46,492	$25,091

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	September 30, 2015	March 31, 2015
Current assets
Cash and cash equivalents	$22,152	$21,318
Accounts receivable, net	91,340	87,858
Inventories	77,137	74,000
Deferred income tax assets	8,273	8,097
Prepaid expenses and other current assets	6,877	10,434
Total current assets	205,779	201,707

Property and equipment, net	12,920	13,744
Goodwill	289,061	290,651
Intangible assets, net	2,117,669	2,134,700
Other long-term assets	1,462	1,165
Total Assets	$2,626,891	$2,641,967

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$41,777	$46,115
Accrued interest payable	9,656	11,974
Other accrued liabilities	41,595	40,948
Total current liabilities	93,028	99,037

Long-term debt
Principal amount	1,503,600	1,593,600
Less unamortized debt costs	(31,736)	(32,327)
Long-term debt, net	1,471,864	1,561,273

Deferred income tax liabilities	373,764	351,569
Other long-term liabilities	2,480	2,464
Total Liabilities	1,941,136	2,014,343

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 53,053 shares at September 30, 2015 and 52,562 shares at March 31, 2015	530	525
Additional paid-in capital	439,861	426,584
Treasury stock, at cost - 306 shares at September 30, 2015 and 266 shares at March 31, 2015	(5,121)	(3,478)
Accumulated other comprehensive loss, net of tax	(34,896)	(23,412)
Retained earnings	285,381	227,405
Total Stockholders' Equity	685,755	627,624
Total Liabilities and Stockholders' Equity	$2,626,891	$2,641,967

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended September 30,
(In thousands)	2015	2014
Operating Activities
Net income	$57,976	$33,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,407	6,815
Deferred income taxes	21,985	11,496
Amortization of debt origination costs	4,055	3,085
Stock-based compensation costs	5,034	3,403
Loss on extinguishment of debt	451	—
Loss (gain) on sale or disposal of property and equipment	(36)	56
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(3,918)	(8,363)
Inventories	(3,838)	7,264
Prepaid expenses and other current assets	3,436	3,114
Accounts payable	(4,519)	(5,647)
Accrued liabilities	(1,443)	2,640
Net cash provided by operating activities	90,590	57,058

Investing Activities
Purchases of property and equipment	(1,683)	(1,380)
Proceeds from the sale of property and equipment	344	—
Proceeds from sale of business	—	18,500
Acquisition of Insight Pharmaceuticals, less cash acquired	—	(749,666)
Acquisition of the Hydralyte brand	—	(77,991)
Net cash used in investing activities	(1,339)	(810,537)

Financing Activities
Term loan borrowings	—	720,000
Term loan repayments	(50,000)	(25,000)
Borrowings under revolving credit agreement	15,000	124,600
Repayments under revolving credit agreement	(55,000)	(58,500)
Payments of debt origination costs	(4,211)	(16,072)
Proceeds from exercise of stock options	6,398	2,757
Proceeds from restricted stock exercises	544	57
Excess tax benefits from share-based awards	1,850	1,030
Fair value of shares surrendered as payment of tax withholding	(2,187)	(1,660)
Net cash (used in) provided by financing activities	(87,606)	747,212

Effects of exchange rate changes on cash and cash equivalents	(811)	(316)
Increase (decrease) in cash and cash equivalents	834	(6,583)
Cash and cash equivalents - beginning of period	21,318	28,331
Cash and cash equivalents - end of period	$22,152	$21,748

Interest paid	$40,550	$27,349
Income taxes paid	$3,707	$4,716

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended September 30, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$165,407	$17,433	$23,894	$206,734
Elimination of intersegment revenues	(1,472)	—	—	(1,472)
Third-party segment revenues	163,935	17,433	23,894	205,262
Other revenues	6	—	797	803
Total segment revenues	163,941	17,433	24,691	206,065
Cost of sales	61,499	6,092	18,534	86,125
Gross profit	102,442	11,341	6,157	119,940
Advertising and promotion	24,440	2,777	676	27,893
Contribution margin	$78,002	$8,564	$5,481	92,047
Other operating expenses				22,149
Operating income				69,898
Other expense				20,667
Income before income taxes				49,231
Provision for income taxes				17,428
Net income				$31,803

	Six Months Ended September 30, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$321,746	$31,642	$45,361	$398,749
Elimination of intersegment revenues	(2,200)	—	—	(2,200)
Third-party segment revenues	319,546	31,642	45,361	396,549
Other revenues	46	—	1,602	1,648
Total segment revenues	319,592	31,642	46,963	398,197
Cost of sales	119,625	11,382	35,014	166,021
Gross profit	199,967	20,260	11,949	232,176
Advertising and promotion	47,635	5,500	1,180	54,315
Contribution margin	$152,332	$14,760	$10,769	177,861
Other operating expenses				45,458
Operating income				132,403
Other expense				43,002
Income before income taxes				89,401
Provision for income taxes				31,425
Net income				$57,976

	Three Months Ended September 30, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$138,318	$17,151	$25,246	$180,715
Elimination of intersegment revenues	(710)	—	—	(710)
Third-party segment revenues	137,608	17,151	25,246	180,005
Other revenues	150	23	1,091	1,264
Total segment revenues	137,758	17,174	26,337	181,269
Cost of sales	52,186	6,601	19,940	78,727
Gross profit	85,572	10,573	6,397	102,542
Advertising and promotion	21,441	3,036	567	25,044
Contribution margin	$64,131	$7,537	$5,830	77,498
Other operating expenses				30,980
Operating income				46,518
Other expense				18,193
Income before income taxes				28,325
Provision for income taxes				11,862
Net income				$16,463

	Six Months Ended September 30, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$249,291	$30,843	$45,839	$325,973
Elimination of intersegment revenues	(1,427)	—	—	(1,427)
Third-party segment revenues	247,864	30,843	45,839	324,546
Other revenues	327	58	2,040	2,425
Total segment revenues	248,191	30,901	47,879	326,971
Cost of sales	94,526	11,679	36,358	142,563
Gross profit	153,665	19,222	11,521	184,408
Advertising and promotion	37,794	5,375	971	44,140
Contribution margin	$115,871	$13,847	$10,550	140,268
Other operating expenses				50,947
Operating income				89,321
Other expense				32,846
Income before income taxes				56,475
Provision for income taxes				23,280
Net income				$33,195

About Non-GAAP Financial Measures
We define Non-GAAP Organic Revenues as Total Revenues excluding revenues associated with products acquired or divested in the periods presented. We define Non-GAAP Organic Revenues on a Constant Currency basis as Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates on total revenues. We define Non-GAAP Total Revenues on a Constant Currency basis as Total Revenues excluding the impact of currency exchange rates on total revenues. We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, certain other legal and professional fees, other acquisition-related costs, and costs associated with our CEO transition. Non-GAAP Adjusted EBITDA Margin is calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges, and certain other acquisition and integration-related costs. Non-GAAP Adjusted Gross Margin percentage is calculated based on Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues. We define Non-GAAP Adjusted General and Administrative expenses as General and Administrative expenses minus certain other legal and professional fees, acquisition and other integration costs, and costs associated with our CEO transition. Non-GAAP Adjusted General and Administrative expense percentage is calculated based on Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, costs associated with our CEO transition, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Free Cash Flow as net cash provided by operating activities less cash paid for capital expenditures. We define Non-GAAP Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property and equipment plus payments associated with acquisitions for integration, transition, and other payments associated with acquisitions. Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS,Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow, because they provide additional ways to view our operation when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow have limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as Total Revenues, General and Administrative expense, Operating income, Net income, and Net cash Flow provided by operating activities, or cash Flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Total Revenues on a Constant Currency basis, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP General and Administrative expense, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and Non-GAAP Organic Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$206,065	$181,269	$398,197	$326,971
Adjustments:
Hydralyte revenues (1)	—	—	(1,217)	—
Insight revenues (2)	(30,992)	—	(73,630)	—
Total adjustments	(30,992)	—	(74,847)	—
Non-GAAP Organic Revenues	175,073	181,269	323,350	326,971
Organic Revenue Decline	(3.4)%		(1.1)%
Impact of foreign currency exchange rates (3)		(5,302)		(7,991)
Non-GAAP Organic Revenues on a constant currency basis	$175,073	$175,967	$323,350	$318,980
Constant Currency Organic Revenue Growth (Decline)	(0.5)%		1.4%
(1) Revenue adjustments relate to our International OTC Healthcare segment
(2) Revenue adjustments relate to our North American OTC Healthcare segment
(3) Foreign currency exchange rate adjustments relate to all segments

Reconciliation of GAAP Total Revenues to Non-GAAP Total Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$206,065	$181,269	$398,197	$326,971
Impact of foreign currency exchange rates (1)		(5,302)		(7,991)
Non-GAAP Total Revenues on a constant currency basis	$206,065	$175,967	$398,197	$318,980
Constant Currency Revenue Growth	17.1%		24.8%
(1) Foreign currency exchange rate adjustments relate to all segments

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$206,065	$181,269	$398,197	$326,971

GAAP Gross Profit	$119,940	$102,542	$232,176	$184,408
Adjustments:
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	116	—	246
Inventory step-up charges associated with Insight acquisition (2)	—	653	—	653
Total adjustments	—	769	—	899
Non-GAAP Adjusted Gross Margin	$119,940	$103,311	$232,176	$185,307
Non-GAAP Adjusted Gross Margin %	58.2%	57.0%	58.3%	56.7%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment

Reconciliation of GAAP General and Administrative Expense to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
(In thousands)
GAAP General and Administrative Expense	$16,462	$27,128	$34,051	$44,134
Adjustments:
Costs associated with CEO transition	—	—	1,406	—
Legal and professional fees associated with acquisitions	—	8,058	—	9,857
Stamp/Duty Tax on Australian acquisition	—	—	—	2,940
Integration, transition and other costs associated with acquisitions	—	4,021	—	4,432
Total adjustments	—	12,079	1,406	17,229
Non-GAAP Adjusted General and Administrative Expense	$16,462	$15,049	$32,645	$26,905
Non-GAAP Adjusted General and Administrative Expense Percentage	8.0%	8.3%	8.2%	8.2%

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
(In thousands)
GAAP Net Income	$31,803	$16,463	$57,976	$33,195
Interest expense, net	20,667	18,193	42,551	32,846
Provision for income taxes	17,428	11,862	31,425	23,280
Depreciation and amortization	5,687	3,852	11,407	6,813
Non-GAAP EBITDA:	75,585	50,370	143,359	96,134
Adjustments:
Inventory step-up charges and other costs associated with the Hydralyte acquisition (1)	—	116	—	246
Inventory step-up charges associated with Insight acquisition (2)	—	653	—	653
Costs associated with CEO transition (3)	—	—	1,406	—
Legal and professional fees associated with acquisitions (3)	—	8,058	—	9,857
Stamp/Duty Tax on Australian acquisition (3)	—	—	—	2,940
Integration, transition and other costs associated with acquisitions (3)	—	4,021	—	4,432
Loss on extinguishment of debt	—	—	451	—
Total adjustments	—	12,848	1,857	18,128
Non-GAAP Adjusted EBITDA	$75,585	$63,218	$145,216	$114,262
Non-GAAP Adjusted EBITDA Margin	36.7%	34.9%	36.5%	34.9%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended September 30,				Six Months Ended September 30,
	2015	2015 Adjusted EPS	2014	2014 Adjusted EPS	2015	2015 Adjusted EPS	2014	2014 Adjusted EPS
(In thousands)
GAAP Net Income	$31,803	$0.60	$16,463	$0.31	$57,976	$1.09	$33,195	$0.63
Adjustments:
Inventory step-up charges and other costs associated the Hydralyte acquisition (1)	—	—	116	—	—	—	246	—
Inventory step-up charges associated with Insight acquisition (2)	—	—	653	0.01	—	—	653	0.01
Costs associated with CEO transition (3)	—	—	—	—	1,406	0.03	—	—
Legal and professional fees associated with acquisitions (3)	—	—	8,058	0.15	—	—	9,857	0.19
Stamp/Duty Tax on Australian acquisition (3)	—	—	—	—	—	—	2,940	0.06
Integration, transition and other costs associated with acquisitions (3)	—	—	4,021	0.09	—	—	4,432	0.09
Loss on extinguishment of debt	—	—	—	—	451	0.01	—	—
Tax impact of adjustments	—	—	(2,941)	(0.06)	(657)	(0.01)	(3,469)	(0.07)
Total adjustments	—	—	9,907	0.19	1,200	0.03	14,659	0.28
Non-GAAP Adjusted Net Income and Adjusted EPS	$31,803	$0.60	$26,370	$0.50	$59,176	$1.12	$47,854	$0.91
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
(In thousands)
GAAP Net Income	$31,803	$16,463	$57,976	$33,195
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	20,040	11,901	42,896	24,855
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(4,774)	(977)	(10,282)	(992)
Total adjustments	15,266	10,924	32,614	23,863
GAAP Net cash provided by operating activities	47,069	27,387	90,590	57,058
Purchases of property and equipment	(903)	(884)	(1,683)	(1,380)
Non-GAAP Free Cash Flow	46,166	26,503	88,907	55,678
Integration, transition and other payments associated with acquisitions	—	10,018	—	12,417
Adjusted Non-GAAP Free Cash Flow	$46,166	$36,521	$88,907	$68,095

Outlook for Fiscal Year 2016:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2016 Projected EPS
	Low	High
Projected FY'16 GAAP EPS	$2.00	$2.05
Adjustments:
Costs associated with term loan refinancing and CEO transition	0.05	0.05
Total Adjustments	0.05	0.05
Projected Non-GAAP Adjusted EPS	$2.05	$2.10

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

2016 Projected Free Cash Flow
(In millions)
Projected FY'16 GAAP Net cash provided by operating activities	$181
Additions to property and equipment for cash	(6)
Projected Non-GAAP Free Cash Flow	$175